UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1500 North Mantua Street
P.O. Box 5193
Kent, OH 44240
(Address of principal executive offices) (Zip Code)
(330) 673-9511
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2019, the board of directors (the “Board”) of The Davey Tree Expert Company (the “Company”) appointed Charles D. Stapleton to the Board, effective immediately, for a term that will expire at the Company’s 2020 Annual Meeting of Shareholders. Mr. Stapleton, age 63, is the former executive vice president of Motorists Insurance Group, now Encova Insurance, a super-regional provider of auto, home, business and life insurance solutions for individuals and businesses, and served in such role from 2017 until his retirement in 2018. The Board expects to determine the committee(s) on which he will serve at its regularly scheduled meeting to be held in March 2020.
Mr. Stapleton will receive compensation pursuant to the Company’s standard arrangements for non-employee directors as described in its Proxy Statement for the 2019 Annual Meeting of Shareholders. There is no agreement or understanding between Mr. Stapleton and any other person pursuant to which he was elected to the Board. Mr. Stapleton is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Secretary
Date: December 19, 2019